EXHIBIT 4.35



                          NHANCEMENT TECHNOLOGIES INC.
                          ----------------------------

                               Warrant No. 2000-04

Issued as of the 31st day                  (1)     Aggregate Price: $1,012,500
Of  October,  2000                         (2)     Initial Warrant Price: $13.50
                                           (3)     Number  of  Shares  Initially
                                                   Subject to Warrant:  75,000

NEITHER THIS WARRANT, NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933
                                                                            ----
SECURITIES  ACT"),  OR  QUALIFIED  OR  REGISTERED  UNDER  CALIFORNIA  OR  OTHER
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APPLICABLE SECURITIES LAWS ("STATE SECURITIES LAWS"), AND THIS WARRANT HAS BEEN,
        -                    ---------------------
AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 SECURITIES ACT AND COMPLIANCE WITH THE APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SAID REGISTRATION IS NOT REQUIRED UNDER THE 1933 SECURITIES ACT AND THAT APPLICABLE STATE SECURITIES LAWS HAVE BEEN SATISFIED.


                              COMMON STOCK WARRANT


     This  certifies  that JOSEPH STEVENS & CO. ("PURCHASER"), whose address for
                                                  ---------
notice is 33 Maiden Lane, 8th Floor, New York, NY 10038 or any party to whom this Warrant is assigned in compliance with the terms hereof (Purchaser and any such assignee being hereinafter sometimes referenced as "HOLDER"), is entitled
                                                           ------
to subscribe for and purchase, in whole or in part, during the period commencing at the issue date set forth above and ending at 5:00 p.m., California, local time, on the first (1st) anniversary of such issue date, the number of shares of fully paid and non-assessable Common Stock ("COMMON STOCK") of NHANCEMENT
                                                   -------------
TECHNOLOGIES INC, A DELAWARE CORPORATION (the "COMPANY"), that have an aggregate
                                               -------
purchase price equal to the Aggregate Price as defined below; provided that the Purchaser remains as a Director of the Company at the time of exercise of this warrant. The purchase price of each such share shall be equal to the Warrant Price, as defined below.

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

1.1     "AGGREGATE PRICE" shall be $ 1,012,500
         ---------------

1.2     "WARRANT PRICE" shall be $13.50 as adjusted herein.
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                                    ARTICLE 2
                              EXERCISE AND PAYMENT
                              --------------------

2.1     CASH  EXERCISE.  The  purchase rights represented by this Warrant may be
        --------------
exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, located at the address set forth on the signature page hereof, accompanied by the form of Notice of Cash Exercise

Common  Stock  Warrant
Page 2

attached hereto as Exhibit "A", and by the payment to the Company, by cash or by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Warrant Price of the shares being purchased.

2.2     STOCK  CERTIFICATES.  In  the  event  of  any  exercise  of  the  rights
        -------------------
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the remaining unexercised Aggregate Price shall also be issued to Holder at such time.

2.3     STOCK  FULLY  PAID; RESERVATION OF SHARES.  The  Company  covenants  and
        -----------------------------------------
agrees that all Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (excluding taxes based on the income of Holder). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock or other securities as would be required upon the full exercise of the rights represented by this Warrant (including conversion of all such Common Stock issuable hereunder).

2.4     FRACTIONAL  SHARES.  No  fractional share of Common Stock will be issued
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in connection with any exercise hereof; in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share by delivering payment equal to the appropriate portion of the then effective Warrant Price.


                                    ARTICLE 3
      CERTAIN ADJUSTMENTS OF NUMBER OF SHARES PURCHASABLE AND WARRANT PRICE
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     The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

3.1     RECLASSIFICATION,  CONSOLIDATION  OR  MERGER.  In  case  of:  (i)  any
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reclassification or change of outstanding securities issuable upon exercise of this Warrant; (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale or transfer to another corporation of all, or substantially all, of the property of the Company, then, and in each such event, the Company or such successor or purchasing corporation, as the case may be, shall execute a new Warrant of like form, tenor and effect and which will provide that Holder shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall be as nearly equivalent in all substantive respects as practicable to this Warrant and the adjustments provided in this Article III and the provisions of this Section 3.1, shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

3.2     SUBDIVISION  OR COMBINATION OF SHARES.  If  the  Company  shall  at  any
        -------------------------------------
time while this Warrant remains outstanding and less than fully exercised: (i) divide its Company Stock, the Warrant Price shall be proportionately reduced; or
(ii) shall combine shares of its Common Stock, the Warrant Price shall be proportionately increased.

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3.3     STOCK  DIVIDENDS.  If  the  Company,  at  any time while this Warrant is
        ----------------
outstanding and unexpired, shall pay a dividend payable in, or make any other distribution to holders of, Common Stock (except any distribution described in Sections 3.1 and 3.2 hereof) then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price then in effect by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

3.4     TIME  OF  ADJUSTMENTS  TO THE  WARRANT PRICE.  All  adjustments  to  the
        --------------------------------------------
Warrant Price and the number of shares purchasable hereunder, unless otherwise specified herein, shall be effective as of the earlier of:

     (i)  the date of issue of the security causing the adjustment;

     (ii) the date of sale of the security causing the adjustment;

     (iii) the effective date of a division or combination of shares;

     (iv) the record date of any action of holders of any class of the Company's capital stock taken for the purpose of entitling shareholders to receive a distribution or dividend payable in equity securities, provided that such division, combination, distribution or dividend actually occurs.

3.5     NOTICE  OF  ADJUSTMENTS.  In  each  case of an adjustment in the Warrant
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Price and the number of shares purchasable hereunder, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to Section 6.8 hereof.

3.6     DURATION  OF  ADJUSTED  WARRANT PRICE.  Following each adjustment of the
        -------------------------------------
Warrant Price, such adjusted Warrant Price shall remain in effect until a further adjustment of the Warrant Price.

3.7     ADJUSTMENT  OF  NUMBER  OF  SHARES.  Upon each adjustment of the Warrant
        ----------------------------------
Price pursuant to this Article III, the number of shares of Common Stock purchasable hereunder shall be adjusted to the nearest whole share, to the number obtained by dividing the Aggregate Price by the Warrant Price as adjusted.

                                    ARTICLE 4
                           TRANSFER, EXCHANGE AND LOSS
                           ---------------------------

4.1     TRANSFER.  This  Warrant is  transferable  on  the  books of the Company
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at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Notwithstanding the foregoing, Holder shall not be entitled to transfer a number of shares or an interest in this Warrant representing less than five percent (5%) of the aggregate shares initially covered by this Warrant (as presently constituted, with appropriate adjustment being made in the event of stock splits, combinations, reorganizations and the like occurring after the issue date hereof). Any transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Purchaser.

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4.2     SECURITIES  LAWS.  Upon  any  issuance  of  shares  of Common Stock upon
        ----------------
exercise of this Warrant, it shall be the Company's responsibility to comply with the requirements of: (1) the Securities Act of 1933, as amended; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

4.3     EXCHANGE.  This  Warrant  is exchangeable at the principal office of the
        --------
Company for Warrants which represent, in the aggregate, the Aggregate Price hereof; each new Warrant to represent the right to purchase such portion of the Aggregate Price as Holder shall designate at the time of such exchange. Each new Warrant shall be identical in form and content to this Warrant, except for appropriate changes in the number of shares of Common Stock covered thereby, the percentage stated in Section 4.1 above, and any other changes which are necessary in order to prevent the Warrant exchange from changing the respective rights and obligations of the Company and the Holder as they existed immediately prior to such exchange.

4.4     LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory
        ------------------
to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant.


                                    ARTICLE 5
                                  HOLDER RIGHTS
                                  -------------

5.1     NO  SHAREHOLDER  RIGHTS  UNTIL  EXERCISE.  No  Holder  hereof, solely by
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virtue hereof, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof at the time: (i) the cash exercise price for such securities is delivered pursuant to Section 2.1 hereof and this Warrant is surrendered, (ii) of delivery of notice of cashless exercise pursuant to Section
2.2 hereof and this Warrant is surrendered, or (iii) of automatic exercise hereof (even if not surrendered) pursuant to Section 2.5 hereof.


                                    ARTICLE 6
                                  MISCELLANEOUS
                                  -------------

6.1     GOVERNMENTAL  APPROVALS.  The  Company  will  from time to time take all
        -----------------------
action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, and delivery of this Warrant, and the issuance, sale and delivery of the Common Stock or other securities or property issuable or deliverable upon exercise of this Warrant.

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6.2     GOVERNING  LAWS.  IT  IS THE INTENTION OF THE PARTIES HERETO THAT EXCEPT
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AS SET FORTH BELOW, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, U.S.A. (IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS WARRANT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO.

6.3     BINDING  UPON  SUCCESSORS AND ASSIGNS.  Subject to, and unless otherwise
        -------------------------------------
provided in, this Warrant, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

6.4     SEVERABILITY.  If  any  one  or  more  provisions  of  this  Warrant, or
        ------------
the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

6.5     DEFAULT,  AMENDMENT  AND WAIVERS.  This  Warrant may be amended upon the
        --------------------------------
written consent of the Company and the holders in the aggregate of the right to purchase a majority of the number of unexercised shares covered by the Warrant initially issued by the Company pursuant to the Consulting Agreement. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure to cure any breach of any term of this Warrant within ten (10) days of written notice thereof shall constitute an event of default under this Warrant.

6.6     NO  WAIVER.  The  failure  of any party to enforce any of the provisions
        ----------
hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

6.7     ATTORNEYS'  FEES.  Should  suit  be  brought  to  enforce  or  interpret
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any part of this Warrant, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

6.8     NOTICES.  Whenever  any  party  hereto  desires  or  is required to give
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any notice, demand, or request with respect to this Warrant, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, return receipt requested, addressed as follows:

               Company:     NHancement Technologies Inc.
                            6663 Owens Drive
                            Pleasanton
                            California 94588
                            Attn:  Douglas S. Zorn

               Holder:      Joseph Stevens & Co.
                            33 Maiden Lane, 8th Floor
                            New York, NY 10038

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Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective three (3) business days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.


6.9     TIME.  Time  is  of  the  essence  of  this  Warrant.
        ----

6.10     CONSTRUCTION  OF AGREEMENT.  A reference in this Warrant to any Section
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shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made (e.g., a reference
                                                               ----
to Section 3 shall include a reference to Sections 3.5 and 3.7). The titles and headings herein are for reference purposes only and shall not in any manner affect the interpretation of this Warrant.

6.11     NO ENDORSEMENT.  Holder understands that no federal or state securities
         --------------
administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

6.12     PRONOUNS.  All  pronouns  and any variations thereof shall be deemed to
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refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

6.13     FURTHER  ASSURANCES.  Each  party  agrees  to  cooperate fully with the
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other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.



                                     NHancement Technologies Inc., a Delaware corporation




                                     By:  /s/  Douglas S. Zorn
                                        ----------------------------------------
                                        Douglas S. Zorn, Chief Executive Officer

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     EXHIBIT A

                   NOTICE OF EXERCISE OF COMMON STOCK WARRANT
                        BY CASH PAYMENT OF WARRANT PRICE

                                    DATE: __________________________

_________________________                    Aggregate Price of Warrant
_________________________                    Before Exercise:   $_______________
_________________________                    Aggregate Price
Attention:  Chief Financial Officer     Being Exercised:   $_______________

                                        Warrant Price:     $         per share
                                                            --------

                                        Number of Shares of Common Stock to be
                                        Issued Under this Notice:
                                                                   -------------

                                        Remainder Aggregate
                                        Price (if any) After Issuance:  $
                                                                         -------

                                  CASH EXERCISE
                                  -------------

Gentlemen:

     The undersigned registered Holder of the Common Stock Warrant delivered herewith ("WARRANT"), hereby irrevocably exercises such Warrant for, and
            -------
purchases thereunder, shares of the Common Stock of NHancement Technologies, Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $________, thereby leaving a remainder Aggregate Price (if any) equal to $________. Such exercise shall be pursuant to the cash exercise provisions of
Section 2.1 of the Warrant. Therefore, Holder makes payment with this Notice of Exercise by way of check payable to the Company in the amount of $________. Such check is payment in full under the Warrant for shares of Common Stock based upon the Warrant Price of $ per share, as currently in effect under the Warrant. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to "__________________________", __________________________________. To the extent the foregoing exercise is for less than the full Aggregate Price, a Replacement Warrant representing the remainder of the Aggregate Price and otherwise of like form, tenor and effect should be delivered to Holder along with the share certificates evidencing the Common Stock issued in response to this Notice of Exercise.



                                              By:
                                                 -------------------------------
                                                             [NAME]


                                      NOTE

     The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.